Exhibit 10.6

EXECUTION VERSION

NOTICE OF RECHARACTERIZATION

Sunlight Financial LLC

101 N. Tryon Street, Suite 900

Charlotte, NC 28246

Attention: Legal Department

Telephone: (201) 241-3520 x902

Email: notices@sunlightfinancial.com

October 30, 2023

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements dated as of September 12, 2023 (the “Waiver”), by and among CROSS RIVER BANK, an FDIC-insured New Jersey state-chartered bank (“Bank”), SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”) and SL Financial Holdings, Inc. (“Holdings”), (b) Loan and Security Agreement, dated as of April 25, 2023, by and between Bank, Sunlight, and Holdings (as amended by the Waiver, the “Loan Agreement”), (c) that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023, by and between Bank, Sunlight, and Holdings (as amended by the Waiver, the “Solar Program Agreement”), and (d) Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and between Bank, Sunlight and Holdings (as amended by the Waiver, the “HI Program Agreement”, and together with the Loan Agreement and Solar Program Agreement, the “Agreements”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Agreements.

Each of Bank, Sunlight and Holdings hereby acknowledges and agrees that the Loans (as defined in the Solar Program Agreement or the HI Program Agreement, as applicable) set forth in Schedule I hereto and all Loans that may be, or have been, originated between October 30, 2023 and October 31, 2023 (collectively, the “Recharacterized Loans”; the Recharacterized Loans relating to the Solar Program Agreement, the “Recharacterized Solar Loans”) are deemed to be the subject of a Specified Loan Sale (as defined in the Waiver), despite the absence of any formal bid. Sunlight shall provide an updated Schedule I with reasonable promptness after October 31, 2023.

Bank hereby gives you notice (this “Notice”) pursuant to Section 1.6(a) and Section 1.6(b) of the Waiver that Bank hereby withholds consent to sale of the Recharacterized Loans and that pursuant to Section 1.6(b) of the Waiver, effective as of the date hereof, (a) the Recharacterized Loans shall be recharacterized and treated as Retained Loans (as defined in the Solar Program Agreement or the HI Program Agreement, as applicable) pursuant to Section 2.5 of the Solar Program Agreement and Section 2.5 of HI Program Agreement for all purposes under the Solar Program Agreement or the HI Program Agreement, with the effect set forth in Section 1.6(b) of the Wavier, and (b) accrual of any Monthly Fees that would accrue pursuant to Section 5.4(e) of the Solar Program Agreement and Section 5.5(d) of the HI Program Agreement attributable to the Recharacterized Loans shall permanently terminate.

The Recharacterized Loans shall not be subject to the limitations, and shall be excluded from any calculations, specified in Section 2.5(c) of the Solar Program Agreement and Section 2.5(c) of the HI Program Agreement, and the Recharacterized Loans shall not be considered “Total Loans” for purposes of the Solar Program Agreement and the HI Program Agreement.

It shall be a condition precedent to the effectiveness of any plan of reorganization of Sunlight that, Sunlight shall (i) have established a deposit account at Bank, which such account shall be owned and controlled by Sunlight (the “Non-PTO Escrow Account”), and (ii) have deposited into such Non-PTO Escrow Account cash or cash equivalents in an aggregate amount equal to the sum of Recharacterized Solar Loan Holdback Amounts held by Sunlight on the date of this Notice. Sunlight may in its sole discretion (or shall, if such Non-PTO Solar Loan is a Delayed PTO Loan) authorize Bank to withdraw from the Non-PTO Escrow Account an amount equal to the lesser of (i) the Recharacterized Solar Loan Holdback Amount (if any) relating to a Non-PTO Solar Loan and (ii) the corresponding Non-PTO Expense Amount. For the avoidance of doubt, (A) the cash and cash equivalents deposited in the Non-PTO Escrow Account shall be treated as unrestricted cash for all purposes under the Agreements, and (B) Sunlight shall be permitted to use any Recharacterized Solar Loan Holdback Amount deposited in the Non-PTO Escrow Account to pay the applicable Installer if the Non-PTO Solar Loan obtains PTO and becomes a PTO Solar Loan. Notwithstanding anything to the contrary in any of the Agreements or this Notice, Sunlight shall reasonably cooperate with Bank to agree on commercially reasonable procedures to promptly obtain PTO for each Recharacterized Solar Loan.

As used herein, the terms below have the following meanings:

“Delayed PTO Loan” means a Recharacterized Solar Loan that (i) has not become a PTO Solar Loan on or before the date that is 365 days after the origination date of such Recharacterized Solar Loan or (ii) has been canceled or rescinded.

“Non-PTO Expense Amount” means, with respect to a Non-PTO Solar Loan (including a Delayed PTO Loan) the amount required to be paid to the related Installer or any other Person in order to obtain PTO with respect to such Non-PTO Solar Loan or, if such Non-PTO Solar Loan has been canceled or rescinded, the amount previously funded by Bank with respect thereto.

“Non-PTO Solar Loan” means any Recharacterized Solar Loan that is not a PTO Solar Loan.

“PTO” or “Permission to Operate” shall be deemed to have been obtained, with respect to any Recharacterized Solar Loan, if (a) all necessary permits and permissions from the relevant Interconnecting utility and, if applicable, Governmental Authorities, in order for the applicable Borrower to interconnect and operate the related System shall have been obtained and (b) such System shall have been actually interconnected.

“PTO Acceptable Evidence” means, with respect to any Recharacterized Solar Loan and the related System, evidence of Permission to Operate, consisting of:

(a)	a PTO Letter; or

(b)	a photograph of a net energy metering system bearing an official sticker indicating that such net energy metering system has been installed by the relevant interconnecting utility after the interconnection of such System; or

(c)	such other documentation or other evidence as may have been approved in writing by Bank (such approval not to be unreasonably withheld).

“PTO Letter” means, with respect to any Recharacterized Solar Loan and the related System, a letter or email message from the relevant utility or Governmental Authority granting, advising of, or evidencing its approval of the interconnection and operation of such System by the applicable Borrower.

“PTO Solar Loan” means any Recharacterized Solar Loan as to which, on or prior to the relevant date of determination: (a) PTO Acceptable Evidence shall have been received by Sunlight and delivered to Bank; and (b) (i) all conditions to any funding obligations of Sunlight to the Installer under the applicable Dealer Agreement in respect of such Recharacterized Solar Loan have been satisfied, and (ii) Sunlight has paid to the Installer the entire amount due under such funding obligations.

“Recharacterized Solar Loan Holdback Amounts” means, with respect to any Recharacterized Solar Loan, any portion of the original principal balance thereof that Sunlight has withheld from the applicable Installer (including, without limitation, amount owed to such Installer with respect to other Recharacterized Solar Loans associated with such Installer, which amounts Sunlight sets off or nets against amount owed by Sunlight to such Installer) and is still held by Sunlight as of the date hereof, pending the receipt of PTO Acceptable Evidence and the satisfaction of any other terms and conditions pursuant to the related Dealer Agreement.

[Signature Page Follows]

cross river Bank

By:	/s/ Gilles Gade
Name:	Gilles Gade
Title:	CEO & President

By:	/s/ Arlen W. Gelbard
Name:	Arlen W. Gelbard
Title:	EVP & General Counsel

[Signature Page to Notice of Recharacterization]

ACKNOWLEDGED AND AGREED TO BY:

SUNLIGHT FINANCIAL LLC

By:	/s/ Rodney Yoder
Name:	Rodney Yoder
Title:	Chief Financial Officer

SL FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name:	Rodney Yoder
Title:	Chief Financial Officer

ACKNOWLEDGED BY:

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name:	Rodney Yoder
Title:	Chief Financial Officer

SL FINANCIAL INVESTOR I LLC

By:	/s/ Rodney Yoder
Name:	Rodney Yoder
Title:	Chief Financial Officer

SL FINANCIAL INVESTOR II LLC

By:	/s/ Rodney Yoder
Name:	Rodney Yoder
Title:	Chief Financial Officer

[Signature Page to Notice of Recharacterization]

Schedule I

Recharacterized Loans as of October 29, 2023

[attached]